Exhibit 32

CERTIFICATIONS

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacity as an officer of Intersil Corporation (“Intersil”), that the quarterly report on Form 10-Q of Intersil for the quarterly period ended July 1, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Intersil.  This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q.

Date: July 28, 2016	By:	/s/ Necip Sayiner
Necip Sayiner President, Chief Executive Officer, and Director

Date: July 28, 2016	By:	/s/ Richard Crowley
Richard Crowley Senior Vice President, Chief Financial Officer and Treasurer